SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 28, 2009 (May 27, 2009)

CTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrants' Telephone Number, Including Area Code:     (574) 523-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            2009 Omnibus Equity and Performance Incentive Plan

On May 27, 2009, at the 2009 Annual Meeting of Shareholders of CTS Corporation (the “Company”), the shareholders of the Company, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the CTS Corporation 2009 Omnibus Equity and Performance Incentive Plan (the “2009 Plan”).  The Board approved and adopted the 2009 Plan, subject to shareholder approval, on February 4, 2009.

The purpose of the 2009 Plan is to provide certain employees, consultants and non-employee directors of the Company with the opportunity to receive stock-based and performance incentives in order to attract, motivate, and retain qualified individuals and to align their interests with the interests of the Company’s shareholders.  The 2009 Plan covers, among other things, administration of the 2009 Plan, shares available under the 2009 Plan, participant eligibility, the types of awards that may be granted and performance criteria.  The maximum number of shares that may be issued under the 2009 Plan is 3,400,000, subject to adjustment as described in the 2009 Plan.

The following types of awards may be granted under the 2009 Plan (which may be in lieu of other amounts owed to a participant); subject to such terms as the Compensation Committee of the Board may prescribe in an award agreement:

•
Options:  The right to purchase shares of the Company’s common stock, no par value, at a specified price.  Options may take the form of incentive stock options or nonqualified stock options, but incentive stock options may only be granted to employees under Section 3401(c) of the Internal Revenue Code.

•
Stock Appreciation Rights (“SARs”):  The right to receive the difference between the fair market value of a share on the date of exercise and the exercise price, payable in cash or shares. SARs may not have a term of more than 10 years.

•	Restricted Stock: An award of shares subject to certain restrictions and/or the risk of forfeiture.

•
Restricted Stock Units (“RSUs”):   An award of units representing the right to receive one share or an amount equal to the fair market value of one share, payable in cash or shares, subject to certain restrictions and/or the risk of forfeiture.

•	Performance Shares: An award, denominated in shares, which is earned during a specified performance period subject to the attainment of performance criteria.

•	Performance Units: An award, denominated in currency-valued units, which is earned during a specified performance period subject to the attainment of performance criteria.

•
Other Stock Awards:  An award of shares or an award that is based in whole or in part on the value of a share (such as dividend equivalents), payable in shares, cash, other securities, or other property.

The description of the 2009 Plan contained herein is qualified in its entirety by reference to the full text of the 2009 Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Restricted Stock Unit Agreements

The Company has two form RSU Agreements for executive officers, one of which is for cash-only awards that allow the Company to award RSUs to executive officers under the 2009 Plan.  The RSUs vest and become nonforfeitable after a specified period following the grant date. Each RSU entitles the holder to receive either one share of the Company’s common stock or cash at the time of vesting.

The description of the form RSU Agreements contained herein is qualified in its entirety by reference to the full text of the form RSU Agreements, which are filed as Exhibits 10.2 and 10.3 to this Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number                                           Description

10.1	CTS Corporation 2009 Omnibus Equity and Performance Incentive Plan

10.2	Form Restricted Stock Unit Agreement (Shares)

10.3	Form Restricted Stock Unit Agreement (Cash)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        CTS CORPORATION

                                              /s/ Richard G. Cutter
       By:         Richard G. Cutter
      Vice President, Secretary
      and General Counsel

Date:  May 28, 2009

EXHIBIT INDEX

Exhibit Number                                           Description

10.1	CTS Corporation 2009 Omnibus Equity and Performance Incentive Plan

10.2	Form Restricted Stock Unit Agreement (Shares)

10.3	Form Restricted Stock Unit Agreement (Cash)